Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”) on Form 10-QSB for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gui Hua Lan
Name: Gui Hua Lan
Title: Chief Executive Officer and Chairman of the Board

/s/ Qiong Hua Gao
Name: Qiong Hua Gao
Title: Chief Financial Officer

November 20, 2006

A signed original of this written statement required by Section 906 has been provided to China Shenghuo Pharmaceutical Holdings, Inc. and will be retained by China Shenghuo Pharmaceutical Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.